Exhibit 10.1

JAMES RIVER COAL COMPANY

2012 EQUITY INCENTIVE PLAN

Table of Contents

		Page
ARTICLE 1 - GENERAL PROVISIONS

1.1	Establishment of Plan	1
1.2	Purposes of Plan	1
1.3	Types of Awards	1
1.4	Effective Date	1
1.5	Duration of the Plan	1

ARTICLE 2 - DEFINITIONS		1

ARTICLE 3 - ADMINISTRATION		6

3.1	General	6
3.2	Authority of the Committee.	6
3.3	Participation Outside of the United States	7
3.4	Delegation of Authority	7
3.5	Award Agreements	7
3.6	Indemnification	8

ARTICLE 4 - SHARES SUBJECT TO THE PLAN		8

4.1	Number of Shares.	8
4.2	Individual Limits	9
4.3	Adjustment of Shares	9
4.4	Assumed Awards	10

ARTICLE 5 - STOCK OPTIONS		10

5.1	Grant of Options	10
5.2	Agreement	10
5.3	Option Exercise Price	11
5.4	Duration of Options	11
5.5	Exercise of Options	11
5.6	Payment	11
5.7	Nontransferability of Options.	11
5.8	Special Rules for ISOs	12

ARTICLE 6 - STOCK APPRECIATION RIGHTS		13

6.1	Grant of Stock Appreciation Rights (or SARs)	12
6.2	Agreement	13
6.3	Payment	13
6.4	Duration of SARs	13
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Table of Contents

(continued)

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JAMES RIVER COAL COMPANY

2012 EQUITY INCENTIVE PLAN

ARTICLE 1- GENERAL PROVISIONS

1.1 Establishment of Plan. James River Coal Company, a Virginia corporation (the “Company”), hereby establishes an incentive compensation plan known as the “James River Coal Company 2012 Equity Incentive Plan” (the “Plan”), as set forth in this document.

1.2 Purposes of Plan. The objectives of the Plan are to (i) attract, retain and incentivize employees, directors, consultants, advisors and other persons who perform services for the Company; (ii) provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its affiliates; and (iii) align the long-term financial interests of employees and other Eligible Participants (as defined below) with those of the Company’s shareholders.

1.3 Types of Awards. Awards under the Plan may be made to Eligible Participants in the form of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Awards, Performance Shares, Performance Units or any combination of these.

1.4 Effective Date. The Plan shall be effective on March 5, 2012, the date it was approved by the Board of Directors of the Company (the “Effective Date”), subject to approval by the Company’s shareholders within the 12-month period immediately thereafter.

1.5 Duration of the Plan. The Plan shall commence on the Effective Date. Unless the Plan is sooner amended or terminated in accordance with Article 13, the Plan shall remain in effect until all Awards under the Plan have been satisfied by the issuance of Shares or payment of cash or have expired or otherwise terminated, but no Awards shall be granted on or after the tenth (10th) anniversary of the Effective Date.

ARTICLE 2 - DEFINITIONS

Except where the context otherwise indicates, the following definitions apply:

2.1 “Agreement” means the written agreement evidencing an Award granted to the Participant under the Plan.

2.2 “Award” means an award granted to a Participant under the Plan that is an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Award, Performance Share, Performance Unit or combination of these.

2.3 “Board” means the Board of Directors of the Company.

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2.4 “Cause” means, unless provided otherwise in the Agreement, (i) with respect to the Company or any Employer, the commission by the Participant of an act of fraud, embezzlement, theft or proven dishonesty, or any other illegal act or practice (whether or not resulting in criminal prosecution or conviction); (ii) the willful engaging by the Participant in misconduct which is deemed by the Committee, in good faith, to be materially injurious to the Company or any Employer, monetarily or otherwise; or (iii) the willful and continued failure or habitual neglect by the Participant to perform his duties with the Company or the Employer substantially in accordance with the operating and personnel policies and procedures of the Company or the Employer generally applicable to all their employees. For purposes of this Plan, no act or failure to act by the Participant shall be deemed to be "willful" unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interest of the Company and/or the Employer. "Cause" under either (i), (ii) or (iii) shall be determined by the Committee in its sole discretion. Notwithstanding the foregoing, if the Participant has entered into an employment agreement with the Company that is binding as of the date of employment termination, and if such employment agreement defines "Cause," then the definition of "Cause" in such agreement shall apply to the Participant in this Plan.

2.5 “Change in Control” means:

(a) The acquisition (other than from the Company) by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act (but without regard to any time period specified in Rule 13d-3(d)(1)(i))), of forty percent (40%) or more of the combined voting power of then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, (1) any acquisition by the Company or (2) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company;

(b) A majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Company’s Board prior to the date of the appointment or election.

(c) Consummation by the Company of a reorganization, merger, or consolidation (a “Transaction”); excluding, however, a Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such Transaction will beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors of the corporation resulting from such Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Transaction, of the Outstanding Company Voting Securities; or

(d) Consummation of the sale or other disposition of all or substantially all of the assets of the Company.

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Provided, however, with respect to any Award subject to Code Section 409A, a Change in Control shall not be deemed to occur unless the transaction also constitutes a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined in Code Section 409A(a)(2)(A)(v) and the regulations promulgated thereunder.

2.6 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

2.7 “Committee” means the Compensation Committee of the Board or such other committee consisting of two or more members as may be appointed by the Board to administer this Plan pursuant to Article 3. All members shall be independent directors within the meaning of the Listing Standards and any other standards as the Board or the Committee may prescribe from time to time; provided, however, that, (a) if the Committee is comprised of at least three directors, and (b) the Listing Standards permit one member of the Committee not to be independent within the meaning of the Listing Standards, then the Board may appoint a member who is not so independent, provided, further, that such appointment otherwise complies with the Listing Standards. If any member of the Committee does not qualify as (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an “outside director” within the meaning of Section 162(m) of the Code, a subcommittee of the Committee shall be appointed to grant Awards to Named Executive Officers and to officers who are subject to Section 16 of the Act, and each member of such subcommittee shall satisfy the requirements of (i) and (ii) above. References to the Committee in the Plan shall include and, as appropriate, apply to any such subcommittee.

2.8 “Company” means James River Coal Company, a Virginia corporation, and its successors and assigns.

2.9 “Director” means any individual who is a member of the Board of Directors of the Company; provided, however, that any Director who is employed by the Company or any Employer shall not be considered a Director for purposes of grants of Awards under the Plan, but instead shall be considered an employee for purposes of grants of Awards under the Plan.

2.10 “Disability” means, unless provided otherwise in an Award Agreement (in which case such definition shall apply for purposes of the Plan with respect to that particular Award): (i) with respect to any Incentive Stock Option, disability as determined under Code Section 22(e)(3), and (ii) with respect to any other Award, that the Participant is “disabled” as determined under Code Section 409A(a)(2)(C) and any regulations promulgated thereunder. All determinations of Disability shall be made by the Committee or its designee.

2.11 “Effective Date” shall have the meaning ascribed to such term in Section 1.4 hereof.

2.12 “Eligible Participant” means an employee of the Employer (including an officer) as well as any other natural person, including a Director or proposed Director and a consultant or advisor who provides bona fide services to the Employer not in connection with the offer or sale of securities in a capital-raising transaction, subject to limitations as may be provided by the Code, the Exchange Act or the Committee, as shall be determined by the Committee.

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2.13 “Employer” means the Company and any entity controlled by the Company, controlling the Company or under common control with the Company, including any entity during any period that it is a “parent corporation” or a “subsidiary corporation” with respect to the Company within the meaning of Code Sections 424(e) and 424(f). With respect to all purposes of the Plan, including but not limited to, the establishment, amendment, termination, operation and administration of the Plan, the Company shall be authorized to act on behalf of all other entities included within the definition of “Employer.”

2.14 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended. All citations to sections of the Exchange Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.

2.15 “Fair Market Value” means the fair market value of a Share, as determined in good faith by the Committee; provided, however, that

(a) if the Shares are traded on a national or regional securities exchange on a given date, Fair Market Value on such date shall be the closing sales price for a Share on the securities exchange on such date (or, if no sales of Shares were made on such exchange on such date, on the next preceding day on which sales were made on such exchange), all as reported in The Wall Street Journal or such other source as the Committee deems reliable; and

(b) if the Shares are not listed on any securities exchange, but nevertheless are publicly traded and reported (through the OTC Bulletin Board or otherwise), Fair Market Value on such date shall be the closing sales price on such date (or, if there are no sales on such date, on the next preceding day).

For purposes of subsection (a) above, if Shares are traded on more than one securities exchange then the largest U.S. exchange on which Shares are traded shall be referenced to determine Fair Market Value.

2.16 “Incentive Stock Option” or “ISO” means an Option granted to an Eligible Participant under Article 5 of the Plan that is intended to meet the requirements of Section 422 of the Code.

2.17 “Insider” shall mean an individual who is, on the relevant date, subject to the reporting requirements of Section 16(a) of the Act.

2.18 “Listing Standards” means the listing standards of any exchange or self-regulatory organization which lists or quotes the securities of the Company.

2.19 “Named Executive Officer” means a Participant who is (or is expected to be as of the date of vesting and/or payout of an Award) one of the group of “covered employees” as defined in the regulations promulgated or other guidance issued under Section 162(m) of the Code, as determined by the Committee.

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2.20 “Nonqualified Stock Option” or “NQSO” means an Option granted to an Eligible Participant under Article 5 of the Plan that is not intended or otherwise fails to meet the requirements of Section 422 of the Code.

2.21 “Option” means an Incentive Stock Option or a Nonqualified Stock Option. An Option shall be designated as either an Incentive Stock Option or a Nonqualified Stock Option, and in the absence of such designation, shall be treated as a Nonqualified Stock Option.

2.22 “Option Exercise Price” or “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.23 “Participant” means an Eligible Participant to whom an Award has been granted.

2.24 “Performance Measures” means the performance measures set forth in Article 9, which are used for performance-based Awards to Named Executive Officers.

2.25 “Performance Share” means an Award under Article 8 of the Plan that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such performance objectives during the relevant performance period as the Committee shall establish at the time of such Award or thereafter, but not later than the time permitted by Section 162(m) of the Code in the case of a Named Executive Officer, unless the Committee determines not to comply with Section 162(m) of the Code.

2.26 “Performance Unit” means an Award under Article 8 of the Plan that has a value set by the Committee, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such performance objectives during the relevant performance period as the Committee shall establish at the time of such Award or thereafter, but not later than the time permitted by Section 162(m) of the Code in the case of a Named Executive Officer, unless the Committee determines not to comply with Section 162(m) of the Code.

2.27 “Permitted Transferee” means any members of the immediate family of the Participant (e.g., spouse, parent, sibling, children, grandchildren, niece and nephew), any trusts for the benefit of such family members or any partnerships whose only partners are such family members, each as determined by the Committee in accordance with applicable tax and securities laws.

2.28 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.29 “Plan” means this James River Coal Company 2012 Equity Incentive Plan, as amended from time to time.

2.30 “Restricted Stock” means an Award of Shares under Article 7 of the Plan, which Shares are issued with such restriction(s) as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Shares, to sell, transfer, pledge or assign such Shares, to vote such Shares, and/or to receive any cash dividends with respect to such Shares, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

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2.31 “Restricted Stock Unit” or “RSU” means a right granted under Article 7 of the Plan to receive a number of Shares, or a cash payment for each such Share equal to the Fair Market Value of a Share, on a specified date.

2.32 “Restriction Period” means the period commencing on the date an Award of Restricted Stock or an RSU is granted and ending on such date as the Committee shall determine.

2.33 “Retirement” means termination of employment with the Company and all Employers other than for Cause after a Participant has reached the age of 65 years.

2.34 “Share” means one share of common stock of the Company (as such Share may be adjusted pursuant to the provisions of Section 4.3 of the Plan including any new or different stock or securities resulting from the changes described in Section 4.3).

2.35 “Stock Appreciation Right” or “SAR” means an Award granted under Article 6 which provides for an amount payable in Shares and/or cash, as determined by the Committee, equal to the excess of the Fair Market Value of a Share on the day the Stock Appreciation Right is exercised over the specified purchase price.

2.36 “Stock Award” means a grant of Shares under Article 7 that is not generally subject to restrictions and pursuant to which a certificate for the Shares is transferred to or registered in the name of, the Participant.

ARTICLE 3- ADMINISTRATION

3.1 General. This Plan shall be administered by the Committee. The Committee, in its discretion, may delegate to one or more of its members such of its powers as it deems appropriate.

3.2 Authority of the Committee.

(a) Subject to the other provisions of the Plan, the Committee shall be authorized to (i) select persons eligible to participate in the Plan and to receive one or more Awards under the Plan, (ii) determine the form and substance of Awards made under the Plan to each Participant, and the conditions and restrictions, if any, subject to which such Awards will be made, (iii) modify the terms of Awards made under the Plan, (iv) interpret, construe and administer the Plan and Awards granted hereunder, (v) make any adjustments necessary or desirable in connection with Awards made under the Plan to eligible Participants located outside the United States, (vi) adopt, amend, or rescind such rules, regulations and procedures, and make such other determinations, for carrying out the Plan as it may deem appropriate, and

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(b) The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Agreement in the manner and to the extent it shall deem desirable to carry it into effect.

(c) In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

(d) All acts, determinations and decisions of the Committee made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all parties, including the Company, its shareholders, Participants, Eligible Participants and their estates, beneficiaries and successors.

3.3 Participation Outside of the United States. The Committee or its designee shall have the authority to amend the Plan (including by the adoption of appendices or subplans) and/or the terms and conditions relating to an Award to the extent necessary to permit participation in the Plan by eligible individuals who are located outside of the United States on terms and conditions comparable to those afforded to eligible individuals located within the United States.

3.4 Delegation of Authority. Except with respect to Named Executive Officers and Insiders, the Committee may, at any time and from time to time, delegate to one or more persons any or all of its authority under Section 3.2, to the full extent permitted by law and any applicable Listing Standards. To the extent permitted by law, the Committee may also grant authority to employees or designate employees of the Company to execute documents on behalf of the Committee or to otherwise assist the Committee in the administration and operation of the Plan.

3.5 Award Agreements. Each Award granted under the Plan shall be evidenced by a written Agreement. Each Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be imposed by the Committee, including without limitation, provisions related to the consequences of termination of employment. A copy of such Agreement shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign (or otherwise acknowledge receipt of) a copy of the Agreement or a copy of a notice of grant. Each Participant may be required, as a condition to receiving an Award under this Plan, to enter into an agreement with the Company containing such non-compete, confidentiality, and/or non-solicitation provisions as the Committee may adopt and approve from time to time (as so modified or amended, the “Non-Compete Agreement”). The provisions of the Non-Compete Agreement may also be included in, or incorporated by reference in, the written Award Agreement.

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3.6 Indemnification. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorney’s fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof, provided such settlement is approved by independent legal counsel selected by the Company, or paid by them in satisfaction of a judgment or settlement in any such action, suit or proceeding, except as to matters as to which the Committee member has been negligent or engaged in misconduct in the performance of his duties; provided, that within 60 days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

ARTICLE 4- SHARES SUBJECT TO THE PLAN

4.1 Number of Shares.

(a) Subject to adjustment as provided in (b) below and in Section 4.3, the aggregate number of Shares that are available for issuance pursuant to Awards under the Plan is one million (1,000,000) Shares. All of the Shares available for issuance under the Plan may be issued pursuant to Incentive Stock Options. All Shares authorized for issuance under the Plan shall be made available from Shares currently authorized but unissued or Shares currently held (or subsequently acquired) by the Company as treasury shares, including Shares purchased in the open market or in private transactions.

(b) The following rules shall apply for purposes of the determination of the number of Shares available for grant under the Plan:

(i) If, for any reason, any Shares awarded or subject to purchase under the Plan are not delivered or purchased, or are reacquired by the Company, for reasons including, but not limited to, a forfeiture of Restricted Stock, the settlement of an Award in cash rather than Shares, or termination, expiration or cancellation of an Award, such Shares shall not be charged against, or if previously charged against, shall be added back to, the aggregate number of Shares available for issuance pursuant to Awards under the Plan; provided, however, the following Shares may not again be made available for issuance as Awards under the Plan (x) Shares used to pay the exercise price of an outstanding award, (y) Shares used to pay withholding taxes related to an outstanding award, or (z) Shares not issued or delivered as a result of the net settlement of an outstanding Award.

(ii) Each Share subject to a Stock Award shall be counted as one Share subject to an Award. Each RSU and each Performance Share awarded that may be settled in Shares shall be counted as one Share subject to an Award. Each Performance Unit awarded that may be settled in Shares shall be counted as a number of Shares subject to an award, with the number determined by dividing the value of the Performance Unit at grant by the Fair Market Value of a Share at Grant. Performance Shares and Units and RSUs that may not be settled in Shares shall not result in a charge against the aggregate number of Shares available for issuance pursuant to Awards under this Plan.

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(iii) Each Option and Stock Appreciation Right that may be settled in Shares shall be counted as one Share subject to an award. Stock Appreciation Rights that may not be settled in Shares shall not result in a charge against the aggregate number of Shares available for issuance. In addition, if a Stock Appreciation Right is granted in connection with an Option and the exercise of the Stock Appreciation Right results in the loss of the Option right, the Shares that otherwise would have been issued upon the exercise of such related Option shall not result in a charge against the aggregate number of Shares available for issuance pursuant to Awards under this Plan.

4.2 Individual Limits. Except to the extent the Committee determines that an Award to a Named Executive Officer shall not comply with the performance-based compensation provisions of Section 162(m) of the Code, the following rules shall apply to Awards under the Plan:

(a) Options and SARs. The maximum number of Shares subject to Options and Stock Appreciation Rights that, in the aggregate, may be granted in any one calendar year to any one Participant shall be four hundred thousand (400,000) Shares.

(b) Restricted Stock and RSUs. The maximum aggregate number of Shares of Restricted Stock and Restricted Stock Units that may be granted in any one calendar year to any one Participant shall be two hundred fifty thousand (250,000) Shares.

(c) Performance Awards. With respect to Performance Awards that have a specific dollar-value target or are performance units, the maximum aggregate payout (determined as of the end of the applicable performance cycle) with respect to Performance Awards granted in any one calendar year to any one Participant shall be $2,000,000. With respect to Performance Awards that are payable in Shares, the maximum aggregate payout (determined as of the end of the applicable performance cycle) with respect to Performance Awards granted in any calendar year to any one Participant shall be two hundred fifty thousand (250,000) Shares.

4.3 Adjustment of Shares. If any change in corporate capitalization, such as a stock split, reverse stock split, stock dividend, or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure, or any distribution to shareholders (other than a cash dividend) results in the outstanding Shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares or other securities of the Company, or for shares of stock or other securities of any other corporation; or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding Shares; then equitable adjustments shall be made by the Committee, as it determines are necessary and appropriate, in:

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(a) the limitations on the aggregate number of Shares that may be awarded as set forth in Section 4.1, including, without limitation, with respect to Incentive Stock Options;

(b) the limitations on the aggregate number of Shares that may be awarded to any one single Participant as set forth in Section 4.2;

(c) the number and class of Shares that may be subject to an Award, and that have not been issued or transferred under an outstanding Award;

(d) the Option Price under outstanding Options and the number of Shares to be transferred in settlement of outstanding Stock Appreciation Rights; and

(e) the terms, conditions or restrictions of any Award and Agreement, including the price payable for the acquisition of Shares; provided, however, that, to the extent possible and desirable, all such adjustments made in respect of each ISO shall be accomplished so that such Option shall continue to be an incentive stock option within the meaning of Section 422 of the Code.

4.4 Assumed Awards. In the event the Company assumes outstanding equity awards or the right or obligation to make such awards in connection with the acquisition of or merger with another corporation or business entity, the Committee shall make such adjustments in the terms of such assumed or substituted awards under the Plan, including the number of Shares subject to such award and the exercise price, as it shall deem equitable and appropriate to prevent dilution or enlargement of benefits intended to be made available under the Plan. Such assumed or substituted awards will generally not count against the aggregate number of Shares available for issuance of Awards under the Plan, provided in each case that the requirements are met for the exemption for mergers and acquisitions under rules and regulations of the stock exchange or other recognized market or quotation system on which the Shares are principally traded or quoted at the relevant time.

ARTICLE 5- STOCK OPTIONS

5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Eligible Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have sole discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant a Participant ISOs, NQSOs or a combination thereof, and may vary such Awards among Participants; provided that only an employee of the Employer may be granted ISOs.

5.2 Agreement. Each Option grant shall be evidenced by an Agreement that shall specify the Option Exercise Price, the duration of the Option, the number of Shares to which the Option pertains and such other provisions as the Committee shall determine. The Option Agreement shall further specify whether the Award is intended to be an ISO or an NQSO. Any portion of an Option that is not designated in the Agreement as an ISO or otherwise fails or is not qualified as an ISO (even if designated as an ISO) shall be an NQSO. The Committee may provide in the Option Agreement for transfer restrictions, repurchase rights, vesting requirements, acceleration provisions and other rights or limitations on the Option or the Shares to be issued pursuant to the exercise of an Option.

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5.3 Option Exercise Price. The Option Exercise Price for each grant of an ISO or an NQSO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

5.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary of its grant date. . If an Agreement does not specify an expiration date, the Option’s expiration date shall be the 10th anniversary of its grant date, provided that the Option may expire earlier as provided in the Agreement or in this Plan.

5.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, including, without limitation, conditions related to the employment of or provision of services by the Participant with the Company or any Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Agreement for automatic accelerated vesting and other rights upon the occurrence of a Change in Control of the Company or upon the occurrence of other events as specified in the Agreement.

5.6 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares (less any amount previously paid by the Participant to acquire the Option). The Option Exercise Price upon exercise of any Option shall be payable to the Company in full, in any of the following manners, to the extent permitted by applicable laws and unless such manner is not permitted by the Committee with respect to some or all Options: (a) in cash, (b) in cash equivalent approved by the Committee, (c) by tendering previously acquired Shares (or delivering a certification or attestation of ownership of such Shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Exercise Price (provided that the tendered Shares must have been held by the Participant for such period required by the Committee), (d)  by having the Company withhold Shares from the Shares acquired upon exercise of the Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Exercise Price, (e) by a net exercise method, (f) by a cashless exercise method, including a broker-assisted cashless exercise, or (g) by a combination of any of the above methods. The Committee also may allow exercise and payment by any other means that the Committee determines to be consistent with the Plan's purpose and applicable law.

5.7 Nontransferability of Options.

(a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

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(b) Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement consistent with securities and other applicable laws, rules and regulations, no NQSO granted under this Article 5 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Article 5 shall be exercisable during his or her lifetime only by such Participant. In the event of a transfer permitted by the Agreement, appropriate evidence of any transfer to the Permitted Transferees shall be delivered to the Company at its principal executive office. If all or part of an Option is transferred to a Permitted Transferee, the Permitted Transferee’s rights thereunder shall be subject to the same restrictions and limitations with respect to the Option as the Participant, and any reference in the Option Agreement to the employment by or performance of services for the Company by the Participant shall continue to refer to the employment of, or performance of services by, the Participant who transferred the Option.

5.8 Special Rules for ISOs. Notwithstanding the above, in no event shall any Participant who owns (within the meaning of Section 424(d) of the Code) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company be eligible to receive an ISO at an Option Exercise Price less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the ISO is granted or be eligible to receive an ISO that is exercisable later than the fifth (5th) anniversary date of its grant. No Participant may be granted ISOs (under the Plan and all other incentive stock option plans of the Employer) which are first exercisable in any calendar year for Shares having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceeds One Hundred Thousand Dollars ($100,000). Any such excess shall instead automatically be treated as a NQSO.

ARTICLE 6- STOCK APPRECIATION RIGHTS

6.1 Grant of Stock Appreciation Rights (or SARs). A Stock Appreciation Right may be granted to an Eligible Participant in connection with an Option granted under Article 5 of this Plan or may be granted independently of any Option. A Stock Appreciation Right shall entitle the holder, within the specified period (which may not exceed 10 years), to exercise the SAR and receive in exchange therefor a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share on the exercise date exceeds the specified purchase price (which, unless provided otherwise, shall be the Fair Market Value on the grant date), times the number of Shares with respect to which the SAR is exercised. The Committee may provide in the Agreement for automatic exercise on a certain date, for payment of the proceeds on a certain date, and/or for accelerated vesting and other rights upon the occurrence of a Change in Control or upon the occurrence of other events specified in the Agreement. SARs shall be subject to the same transferability restrictions as Nonqualified Stock Options.

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6.2 Agreement. Each SAR grant shall be evidenced by an Agreement that shall specify the exercise price, the duration of the SAR, the number of Shares to which the SAR pertains and such other provisions as the Committee shall determine.

6.3 Payment. The Committee shall have sole discretion to determine in each Agreement whether the payment with respect to the exercise of an SAR will be in the form of all cash, all Shares, or any combination thereof. If payment is to be made in Shares, the number of Shares shall be determined based on the Fair Market Value of a Share on the date of exercise or the date of payment, as applicable. If the Committee elects to make full payment in Shares, no fractional Shares shall be issued and cash payments shall be made in lieu of fractional Shares. The Committee shall have sole discretion to determine and set forth in the Agreement the timing of any payment made in cash or Shares, or a combination thereof, upon exercise of SARs, including whether payment will be made in a lump sum, in annual installments or otherwise deferred; and the Committee shall have sole discretion to determine and set forth in the Agreement whether any deferred payments may bear amounts equivalent to interest or cash dividends.

6.4 Duration of SARs.  Each SAR shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary of its grant date. If an Agreement does not specify an expiration date, the SAR’s expiration date shall be the 10th anniversary of its grant date, provided that the SAR may expire earlier as provided in the Agreement or in this Plan.

ARTICLE 7- STOCK AWARDS, RESTRICTED STOCK
AND RESTRICTED STOCK UNITS

7.1 Grant of Stock Awards, Restricted Stock and Restricted Stock Units. Stock Awards and Awards of Restricted Stock and Restricted Stock Units ("RSUs") may be made to Eligible Participants as a reward for past service or as an incentive for the performance of future services. Stock Awards and Awards of Restricted Stock and RSUs may be made either alone or in addition to or in tandem with other Awards granted under the Plan.

7.2 Restricted Stock Agreement. The Restricted Stock Agreement shall set forth the terms of the Restricted Stock Award, as determined by the Committee, including, without limitation, the purchase price, if any, to be paid for such Restricted Stock, which may be zero, subject to such minimum consideration as may be required by applicable law; any restrictions applicable to the Restricted Stock such as continued service or achievement of performance goals; the length of the Restriction Period, if any, and whether any circumstances, such as death, Disability, or a Change in Control, will shorten or terminate the Restriction Period; and rights of the Participant to vote or receive or accrue dividends with respect to the Shares during the Restriction Period.

7.3 Restricted Stock Unit Agreement. The Restricted Stock Unit Agreement shall set forth the terms of the RSU Award, as determined by the Committee, including without limitation, the number of RSUs granted to the Participant; the restrictions, terms and conditions of the RSU; whether the RSU will be settled in cash, Shares, or a combination of the two and the date when the RSU will be settled; any requirements such as continued service or achievement of certain performance measures; the length of the Restriction Period, if any; whether any circumstances such as Change in Control, termination of employment, Disability or death will shorten or terminate any vesting or Restriction Period; and whether dividend equivalents will be paid or accrued with respect to the RSUs.

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7.4 Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, no RSUs and no Shares of Restricted Stock received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

7.5 Certificates. Upon an Award of Restricted Stock to a Participant, Shares of Restricted Stock shall be registered in the Participant’s name. Certificates, if issued, may either be held in custody by the Company until the Restriction Period expires or until restrictions thereon otherwise lapse and/or be issued to the Participant and registered in the name of the Participant, bearing an appropriate restrictive legend and remaining subject to appropriate stop-transfer orders. If required by the Committee, the Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Stock. Upon grant of a Stock Award, settlement of an RSU in Shares, and with respect to Restricted Stock, if and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the Participant or registered in the Participant’s name on the Company’s records; provided, however, that the Committee may cause such legend or legends to be placed on any such certificates as it may deem advisable under the terms of the Plan and the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state law. The Company shall not be required to deliver any fractional Share but may pay, in lieu thereof, the Fair Market Value (determined as of the date the restrictions lapse for Restricted Stock or the RSU is settled) of such fractional Share to the holder thereof. Concurrently with the grant of an unrestricted Stock Award, the settlement of an RSU or the lapse of any risk of forfeiture applicable to the Restricted Stock, the Participant shall be required to pay an amount necessary to satisfy any applicable federal, state and local tax requirements as set out in Article 12 below.

7.6 Dividends and Other Distributions. Except as provided in this Article 7 or in the Award Agreement, a Participant receiving a Restricted Stock Award shall have, with respect to such Restricted Stock Award, all of the rights of a shareholder of the Company, including the right to vote the Shares to the extent, if any, such Shares possess voting rights and the right to receive any dividends; provided, however, the Committee may require that any dividends on such Shares of Restricted Stock shall be automatically deferred and reinvested in additional Restricted Stock subject to the same restrictions as the underlying Award, or may require that dividends and other distributions on Restricted Stock shall be paid to the Company for the account of the Participant. The Committee shall determine whether interest shall be paid on such amounts, the rate of any such interest, and the other terms applicable to such amounts.

ARTICLE 8- PERFORMANCE SHARES AND UNITS

8.1 Grant of Performance Shares/Units. Performance Shares, Performance Units or both may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

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8.2 Value of Performance Shares/Units. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Shares, Performance Units or both that will be paid out to the Participant. For purposes of this Article 8, the time period during which the performance goals must be met shall be called a “Performance Period.” For Awards intended to qualify under the performance-based compensation provisions of Code Section 162(m), the performance goals shall be established at the beginning of the Performance Period within the time period required by Code Section 162(m).

8.3 Earning of Performance Shares/Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares/Units shall be entitled to receive a payout of the number and value of Performance Shares/Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

8.4 Form and Timing of Payment of Performance Shares/Units. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Shares/Units in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Shares/Units at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee, including, without limitation, vesting conditions or requirements related to continued employment. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award and, for Awards intended to qualify under the performance-based compensation provisions of Code Section 162(m), shall meet the requirements of Code Section 162(m).

Except as otherwise provided in the Participant’s Award Agreement, a Participant shall be entitled to receive any dividends declared with respect to Shares earned in connection with earned grants of Performance Shares/Units, that have not yet been distributed to the Participant (such dividends may be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 7.6 herein).

8.5 Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Shares/Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

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ARTICLE 9- PERFORMANCE MEASURES

Until the Committee proposes for shareholder vote and shareholders approve a change in the general Performance Measures set forth in this Article 9, the attainment of which may determine the degree of payout and/or vesting with respect to Named Executive Officers’ Awards that are intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code, the Performance Measure(s) to be used for purposes of such Awards shall be chosen from among the following (which may relate to the Company or a business unit, division or subsidiary): earnings, earnings per share, consolidated pre-tax earnings, net earnings, estimated earnings, operating income, EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), gross margin, revenues, revenue growth, market value added, economic value added, return on equity, return on investment, return on assets, return on net assets, return on capital employed, total shareholder return, profit, economic profit, capitalized economic profit, after-tax profit, pre-tax profit, net income, cash flow measures, cash flow return, sales, sales volume, revenues per employee, stock price, cost, or goals related to acquisitions or divestitures or related to safety and/or production initiatives. The Committee can establish other Performance Measures for performance Awards granted to Eligible Participants who are not Named Executive Officers and for performance Awards granted to Named Executive Officers that are not intended to qualify under the performance-based compensation exception of Section 162(m) of the Code.

The Committee shall be authorized to make adjustments in performance-based criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee shall also have the discretion to adjust the determinations of the degree of attainment of the pre-established Performance Measures; provided, however, that Awards which are designed to qualify for the performance-based compensation exception from the deductibility limitations of Section 162(m) of the Code, and which are held by Named Executive Officers, may not be adjusted upward (except as a result of adjustments permitted by this paragraph), but the Committee shall retain the discretion to adjust such Awards downward.

If applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that do not qualify for the performance-based compensation exception from the deductibility limitations of Section 162(m) of the Code, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code.

ARTICLE 10- BENEFICIARY DESIGNATION

To the extent permitted by the Committee, each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate. If required, the spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of a beneficiary or beneficiaries other than the spouse.

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ARTICLE 11- DEFERRALS

The Committee may permit a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. If any such deferral election is permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals, which rules and procedures shall comply with Section 409A of the Code.

ARTICLE 12- WITHHOLDING

12.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of any Award under this Plan. If a Participant makes a disposition within the meaning of Section 424(c) of the Code and regulation promulgated thereunder, of any Share or Shares issued to him pursuant to his exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

12.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARS, upon the lapse of restrictions on Restricted Stock or RSUs, or upon any other taxable event arising as a result of Awards granted hereunder which are to be paid in the form of Shares, Participants may elect, unless not permitted by the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a fair market value on the date the tax is to be determined equal to not more than the minimum amount of tax required to be withheld with respect to the transaction. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 13- AMENDMENT AND TERMINATION

13.1 Amendment or Termination of Plan. The Committee or the Board may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall materially adversely affect any rights or obligations with respect to any Awards previously granted under the Plan, unless the affected Participants consent in writing or the right to make such adverse amendment is clearly reserved in this Plan or in the applicable Agreement. To the extent required by Section 162(m) or Section 422 of the Code, other applicable law, and/or any Listing Standards, no amendment shall be effective unless approved by the shareholders of the Company.

13.2 Amendment of Award Agreement. The Committee may, at any time, amend outstanding Agreements in a manner not inconsistent with the terms of the Plan; provided, however, except as provided in Sections 13.4 and 13.5 or in an Award Agreement, if such amendment is materially adverse to the Participant, as determined by the Committee, the amendment shall not be effective unless and until the Participant consents to such amendment. To the extent not inconsistent with the terms of the Plan, the Committee may, at any time, amend an outstanding Agreement in a manner that is not unfavorable to the Participant (as determined by the Committee) without the consent of such Participant.

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13.3 Cancellation of Awards; Clawback; Detrimental Activity. All Awards shall be subject to the Committee’s right to cancel such Awards and/or to impose forfeitures to the extent required under Section 304 of the Sarbanes-Oxley Act of 2002 or required under any clawback policy adopted by the Company that is applicable to an Award. The Committee may also provide in the Award Agreement that if a Participant engages in any “Detrimental Activity” (as defined below or in the Award Agreement), the Committee may, notwithstanding any other provision in this Plan to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit any unexpired, unexercised, unpaid or deferred Award as of the first date the Participant engages in the Detrimental Activity, unless sooner terminated by operation of another term of this Plan or any other agreement. Without limiting the generality of the foregoing, the Agreement may also provide that if the Participant exercises an Option or SAR, receives a Performance Share, Performance Unit, or RSU payout, or receives Shares under an Award at any time during the period beginning six months prior to the date the Participant first engages in Detrimental Activity and ending six months after the date the Participant ceases to engage in any Detrimental Activity, the Participant shall be required to pay to the Company the excess of the then fair market value of the Shares subject to the Award over the total price paid by the Participant for such Shares.

For purposes of this Section, “Detrimental Activity” means any of the following, as determined by the Committee in good faith: (i) the violation of any agreement between the Company and the Participant relating to the disclosure of confidential information or trade secrets, the solicitation of employees, customers, suppliers, licensees, licensors or contractors, or the performance of competitive services; (ii) conduct that constitutes Cause (as defined in Section 2.5 above), whether or not the Participant’s employment is terminated for Cause; (iii) making, or causing or attempting to cause any other person to make, any statement, either written or oral, or conveying any information about the Company which is disparaging or which in any way reflects negatively upon the Company; (iv) improperly disclosing or otherwise misusing any confidential information regarding the Company; or (v) the refusal or failure of a Participant to provide, upon the request of the Company, a certification, in a form satisfactory to the Company, that he or she is in full compliance with the terms and conditions of the Plan; provided, that the Committee may provide in the Agreement that only certain of the restrictions provided above apply for purposes of the Award Agreement.

13.4 Assumption or Cancellation of Awards Upon a Corporate Transaction. In the event of a proposed sale of all or substantially all of the assets or stock of the Company, the merger of the Company with or into another corporation such that shareholders of the Company immediately prior to the merger exchange their shares of stock in the Company for cash and/or shares of another entity or any other Change in Control or corporate transaction to which the Committee deems this provision applicable (any such event is referred to as a “Corporate Transaction”), the Committee may, in its discretion, cause each Award to be assumed or for an equivalent Award to be substituted by the successor corporation or a parent or subsidiary of such successor corporation (with such assumed or substituted Award adjusted as appropriate).

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In addition or in the alternative, the Committee, in its discretion, may determine that all or certain types of Awards will be cancelled at or immediately prior to the time of the Corporate Transaction; provided, however, that at least 15 days prior to the Corporate Transaction (or, if not feasible to provide 15 days notice, within a reasonable period prior to the Corporate Transaction), the Committee notifies the Participant that, subject to rescission if the Corporate Transaction is not successfully completed within a certain period, the Award will be terminated and provides the Participant, either, at the election of the Committee, (i) a payment (in cash or Shares) equal to value of the Award, as determined below, or (ii) the right to exercise the Option or other Award as to all Shares, including Shares as to which the Option or other Award would not otherwise be exercisable (or with respect to Restricted Stock, RSUs, Performance Shares or Performance Units, provide that all restrictions shall lapse) prior to the Corporate Transaction. For purposes of this provision, the value of the Award shall be the value determined in good faith by the Committee and shall generally be measured as of the date of the Corporate Transaction and shall generally equal the value of all cash and/or Shares that would be payable to the Participant upon exercise or vesting of the Award, less the amount of any payment required to be tendered by the Participant upon such exercise; provided, however, the Committee may also determine that the amount payable to the Participant upon cancellation of an Award shall equal the consideration the Participant would have received under the terms of the Corporate Transaction if the Award was fully vested, paid, or exercised (as applicable) immediately prior to the closing of the Corporate Transaction and, thus, the Participant was treated as a shareholder with respect to the Shares that would have been paid upon such vesting, payment, or exercise. For example, the amount payable to the Participant upon the Committee’s decision to cancel outstanding Options would usually equal the difference between the Fair Market Value of the Shares subject to the Options and the Exercise Price for such Options, computed as of the date of the Corporate Transaction.

13.5 No Repricing. Other than in connection with a change in capitalization (as described in Section 4.3 of the Plan), the assumption or cancellation of awards upon a corporate transaction (as described in Section 13.4), or an adjustment of assumed or substituted awards (as described in Section 4.4 of the Plan), the Option Exercise Price of each Option and the exercise price of each SAR may not be changed after the date of grant nor may any outstanding Option or SAR granted under the Plan be surrendered to the Company as consideration for the grant of a new Option or SAR with a lower exercise price without approval of the Company’s shareholders.

ARTICLE 14 - MISCELLANEOUS PROVISIONS

14.1 Restrictions on Shares. All certificates for Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any Listing Standards and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

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Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distribution of the benefits under the Plan unless such delivery or distribution would comply with all applicable state and federal laws (including, without limitation and if applicable, the requirements of the Securities Act of 1933), and any applicable requirements of any securities exchange or similar entity.

14.2 Special Rule Related to Securities Trading Policy. The Company has established a securities trading policy (the “Policy”) relative to disclosure and trading on inside information as described in the Policy. Under the Policy, certain employees and Directors are prohibited from trading Shares or other securities of the Company except during certain “window periods” as described in the Policy. If, under the terms of the Agreement, the last day on which an Option or SAR can be exercised falls on a date that is not, in the opinion of the Company’s general counsel or outside counsel to the Company, within a window period permitted by the Policy, the applicable exercise period shall automatically be extended by this Section 14.2 until the third business day of a window period under the Policy (as determined by the Company’s general counsel or outside counsel to the Company), but in no event beyond the expiration date of the full term of the Options or SARs.

14.3 Rights of a Shareholder. Except as otherwise provided in Article 7 of the Plan and in the Restricted Stock Agreement, each Participant who receives an Award of Restricted Stock shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares to the extent, if any, such Shares possess voting rights and receive dividends and other distributions. Except as provided otherwise in the Plan or in an Agreement, no Participant awarded an Option, Stock Appreciation Right, RSU, Performance Unit, or Performance Share shall have any right as a shareholder with respect to any Shares covered by such Award prior to the date of issuance to him or his delegate of a certificate or certificates for such Shares or the date the Participant’s name is registered on the Company’s book as the shareholder of record with respect to such Shares.

14.4 No Implied Rights. Nothing in the Plan or any Award granted under the Plan shall confer upon any Participant any right to continue in the service of the Employer, or to serve as a Director thereof, or interfere in any way with the right of the Employer to terminate his or her employment or other service relationship at any time. Unless otherwise determined by the Committee, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan, severance program, or other arrangement of the Employer for the benefit of its employees. No Participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company.

14.5 Transfer of Employee.  The transfer of an employee from one Employer to another Employer shall not be considered a termination of employment. Except as provided under Code Section 409A with respect to an Award subject to Code Section 409A or as provided by the Committee; it shall not be considered a termination of employment if an employee is placed on temporary military, disability or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.

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14.6 Compliance with Laws.

(a) At all times when the Committee determines that compliance with Section 162(m) of the Code is required or desirable, all Awards to Named Executive Officers shall comply with the requirements of Section 162(m) of the Code. In addition, in the event that changes are made to Section 162(m) of the Code to permit greater flexibility with respect to any Awards, the Committee may, subject to the requirements of Article 13, make any adjustments it deems appropriate.

(b) The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required. It is the intent of the Company that the Awards made hereunder comply in all respects with Rule 16b-3 under the Exchange Act and that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention Any provision herein relating to compliance with Rule 16b-3 under the Exchange Act shall not be applicable with respect to participation in the Plan by Participants who are not Insiders.

14.7 Successors. The terms of the Plan shall be binding upon the Company, and its successors and assigns.

14.8 Tax Elections. Each Participant agrees to give the Committee prompt written notice of any election made by such Participant under Code Section 83(b) or any similar provision thereof. Notwithstanding the preceding sentence, the Committee may condition any Award on the Participant’s not making an election under Code Section 83(b).

14.9 Unfunded Plan. The Plan shall be unfunded. Bookkeeping accounts may be established with respect to Participants who are granted Awards under the Plan, but any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards.

14.10 Compliance With Code Section 409A. Unless the Committee expressly determines otherwise, Awards are intended to be exempt from Code Section 409A as stock rights or short-term deferrals and, accordingly, the terms of any Awards shall be construed and administered to preserve such exemption (including with respect to the time of payment following a lapse of restrictions applicable to an Award). To the extent that Section 409A applies to a particular Award granted under the Plan (notwithstanding the preceding sentence), then the terms of the Award shall be construed and administered to permit the Award to comply with Section 409A, including, if necessary, by delaying the payment of any Award payable upon separation from service to a Participant who is a “specified employee” (as defined in Code Section 409A and determined consistently for all of the Company’s arrangements that are subject to Code Section 409A), for a period of six months and one day after such Participant’s separation from service. In the event any Person is subject to income inclusion, additional interest or taxes, or any other adverse consequences under Code Section 409A, then neither the Company, the Committee, the Board nor its or their employees, designees, agents or contractors shall be liable to any Participant or other Person in connection with such adverse consequences under Code Section 409A.

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14.11 Legal Construction.

(a) Severability. If any provision of this Plan or an Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Agreement, it shall be stricken and the remainder of the Plan or the Agreement shall remain in full force and effect.

(b) Gender and Number. Where the context admits, words in any gender shall include the other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(c) Governing Law. To the extent not preempted by federal law, the Plan and all Agreements hereunder, shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia.

IN WITNESS WHEREOF, this Plan is executed as of the date approved by the Compensation Committee of the Board of Directors of the Company, the 5th day of March, 2012.

JAMES RIVER COAL COMPANY
By : /s/ PETER T. SOCHA

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